Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Soligenix, Inc. on Form S-1 to be filed on or about May 25, 2018 of our report dated March 15, 2018, on our audits of the consolidated financial statements as of December 31, 2017 and 2016 and for each of the years then ended. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-1.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Iselin, New Jersey

May 25, 2018